Exhibit 99.2

Regions Financial Corporation and Subsidiaries

Financial Supplement

Third Quarter 2011

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 1

Consolidated Balance Sheets (unaudited)

	Quarter Ended
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Assets:
Cash and due from banks	$2,000	$2,271	$2,042	$1,643	$1,898
Interest-bearing deposits in other banks	6,009	5,452	4,937	4,880	3,852
Federal funds sold and securities purchased under agreements to resell	254	251	341	396	1,137
Trading account assets	1,462	1,223	1,284	1,116	1,580
Securities available for sale	24,635	23,828	24,702	23,289	23,555
Securities held to maturity	18	21	22	24	26
Loans held for sale	1,012	1,141	1,552	1,485	1,587
Loans, net of unearned income	79,447	81,176	81,371	82,864	84,420
Allowance for loan losses	(2,964)	(3,120)	(3,186)	(3,185)	(3,185)

Net loans	76,483	78,056	78,185	79,679	81,235
Other interest-earning assets	1,081	1,207	1,214	1,219	1,043
Premises and equipment, net	2,399	2,481	2,528	2,569	2,564
Interest receivable	422	354	441	421	512
Goodwill	5,561	5,561	5,561	5,561	5,561
Mortgage servicing rights (MSRs)	182	268	282	267	204
Other identifiable intangible assets	478	420	358	385	414
Other assets	7,766	8,374	8,307	9,417	8,330

Total Assets	$129,762	$130,908	$131,756	$132,351	$133,498

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$28,296	$28,148	$27,480	$25,733	$25,300
Interest-bearing	67,642	68,183	68,889	68,881	69,678

Total deposits	95,938	96,331	96,369	94,614	94,978
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,969	1,740	2,218	2,716	2,451
Other short-term borrowings	974	982	964	1,221	1,210

Total short-term borrowings	2,943	2,722	3,182	3,937	3,661
Long-term borrowings	10,140	11,646	12,197	13,190	14,335

Total borrowed funds	13,083	14,368	15,379	17,127	17,996
Other liabilities	3,478	3,321	3,389	3,876	3,361

Total Liabilities	112,499	114,020	115,137	115,617	116,335

Stockholders’ equity:
Preferred stock, Series A	3,409	3,399	3,389	3,380	3,370
Common stock	13	13	13	13	13
Additional paid-in capital	19,059	19,052	19,047	19,050	19,047
Retained earnings (deficit)	(3,913)	(4,000)	(4,043)	(4,047)	(4,070)
Treasury stock, at cost	(1,397)	(1,399)	(1,400)	(1,402)	(1,405)
Accumulated other comprehensive income (loss), net	92	(177)	(387)	(260)	208

Total Stockholders’ Equity	17,263	16,888	16,619	16,734	17,163

Total Liabilities and Stockholders’ Equity	$129,762	$130,908	$131,756	$132,351	$133,498

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 2

Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Interest income on:
Loans, including fees	$867	$856	$867	$911	$919
Securities:
Taxable	177	208	207	193	214
Tax-exempt	—	—	—	—	—

Total securities	177	208	207	193	214
Loans held for sale	7	9	13	12	10
Trading account assets	6	6	7	12	8
Other interest-earning assets	7	7	6	8	7

Total interest income	1,064	1,086	1,100	1,136	1,158

Interest expense on:
Deposits	112	126	139	152	167
Short-term borrowings	1	2	3	2	3
Long-term borrowings	93	94	95	105	120

Total interest expense	206	222	237	259	290

Net interest income	858	864	863	877	868
Provision for loan losses	355	398	482	682	760

Net interest income after provision for loan losses	503	466	381	195	108

Non-interest income:
Service charges on deposit accounts	310	308	287	290	294
Brokerage, investment banking and capital markets	217	248	267	312	257
Mortgage income	68	50	45	51	66
Trust department income	49	51	50	50	49
Securities gains (losses), net	(1)	24	82	333	2
Other	102	100	112	177	82

Total non-interest income	745	781	843	1,213	750

Non-interest expense:
Salaries and employee benefits	529	561	594	601	582
Net occupancy expense	104	107	109	108	110
Furniture and equipment expense	77	79	77	76	75
Other	356	451	387	481	396

Total non-interest expense	1,066	1,198	1,167	1,266	1,163

Income (loss) before income taxes	182	49	57	142	(305)
Income tax expense (benefit)	27	(60)	(12)	53	(150)

Net income (loss)	$155	$109	$69	$89	$(155)

Net income (loss) available to common shareholders	$101	$55	$17	$36	$(209)

Weighted-average shares outstanding—during quarter:
Basic	1,259	1,258	1,257	1,257	1,257
Diluted	1,261	1,260	1,259	1,259	1,257
Actual shares outstanding—end of quarter	1,259	1,259	1,256	1,256	1,256

Earnings (loss) per common share (1):
Basic	$0.08	$0.04	$0.01	$0.03	$(0.17)
Diluted	$0.08	$0.04	$0.01	$0.03	$(0.17)

Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Taxable-equivalent net interest income from continuing operations	$866	$872	$872	$886	$876

(1)	Includes preferred stock dividends

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 3

Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10

Return on average assets*	0.31%	0.17%	0.05%	0.11%	(0.62%)

Return on average assets, excluding regulatory charge related tax benefit (non-GAAP)*	0.31%	0.03%	0.05%	0.11%	(0.62%)

Return on average common equity*	2.92%	1.66%	0.51%	1.04%	(5.91%)

Return on average tangible common equity (non-GAAP)*	5.05%	2.88%	0.89%	1.78%	(10.00%)

Return on average tangible common equity, excluding regulatory charge related tax benefit (non-GAAP)*	5.05%	0.57%	0.89%	1.78%	(10.00%)

Efficiency Ratio (non-GAAP) (3)	66.0%	68.8%	71.3%	72.0%	71.6%

Common equity per share	$11.00	$10.71	$10.53	$10.62	$10.98

Tangible common book value per share (non-GAAP)	$6.38	$6.15	$6.00	$6.09	$6.42

Stockholders’ equity to total assets	13.30%	12.90%	12.61%	12.64%	12.86%

Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.48%	6.18%	5.98%	6.04%	6.31%

Tier 1 Common risk-based ratio (non-GAAP) (1)	8.2%	7.9%	7.9%	7.9%	7.6%

Tier 1 Capital (1)	12.8%	12.6%	12.5%	12.4%	12.1%

Total Risk-Based Capital (1)	16.6%	16.2%	16.5%	16.4%	16.0%

Allowance for credit losses as a percentage of loans, net of unearned income (2)	3.84%	3.95%	4.01%	3.93%	3.86%

Allowance for loan losses as a percentage of loans, net of unearned income	3.73%	3.84%	3.92%	3.84%	3.77%

Allowance for loan losses to non-performing loans, excluding loans held for sale	1.09x	1.12x	1.03x	1.01x	0.94x

Net interest margin (FTE)	3.02%	3.05%	3.07%	3.00%	2.96%

Loans, net of unearned income, to total deposits	82.8%	84.3%	84.4%	87.6%	88.9%

Net charge-offs as a percentage of average loans*	2.52%	2.71%	2.37%	3.22%	3.52%

Non-accrual loans, excluding loans held for sale as a percentage of loans	3.41%	3.43%	3.79%	3.81%	3.99%

Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	4.23%	4.39%	4.78%	4.69%	4.96%

Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	4.75%	4.98%	5.42%	5.38%	5.65%

Associate headcount	26,881	27,261	27,557	27,829	27,898

Total branch outlets	1,767	1,769	1,771	1,772	1,774

ATMs	2,130	2,132	2,144	2,148	2,150

Morgan Keegan offices	303	312	319	321	329

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-Based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	Efficiency ratio is shown on an operating basis and excludes adjustments as noted on page 19 in the Reconciliation to GAAP Financial Measures schedule

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 4

Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/11			6/30/11
	Average	Income/	Yield/	Average	Income/	Yield/
($ amounts in millions; yields on taxable-equivalent basis)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$214	$—	—%	$302	$—	—%
Trading account assets	1,181	6	2.02	1,192	7	2.36
Securities:
Taxable	24,100	177	2.91	24,768	208	3.37
Tax-exempt	31	—	—	33	—	—
Loans held for sale	847	7	3.28	1,141	9	3.16
Loans, net of unearned income	80,513	875	4.31	81,106	863	4.27
Other interest-earning assets	6,933	7	0.40	6,073	7	0.46

Total interest-earning assets	113,819	1,072	3.74	114,615	1,094	3.83
Allowance for loan losses	(3,150)			(3,200)
Cash and due from banks	2,212			2,247
Other non-earning assets	16,878			17,016

	$129,759			$130,678

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,148	1	0.08	$5,107	1	0.08
Interest-bearing transaction accounts	16,651	7	0.17	13,898	7	0.20
Money market accounts	24,571	18	0.29	26,805	20	0.30
Time deposits	21,369	86	1.60	22,506	98	1.75

Total interest-bearing deposits (1)	67,739	112	0.66	68,316	126	0.74
Federal funds purchased and securities sold under agreements to repurchase	1,823	—	—	2,009	1	0.20
Other short-term borrowings	816	1	0.49	798	1	0.50
Long-term borrowings	10,786	93	3.42	11,756	94	3.21

Total interest-bearing liabilities	81,164	206	1.01	82,879	222	1.07

Net interest spread			2.73			2.76

Non-interest-bearing deposits (1)	28,408			27,806
Other liabilities	3,118			3,197
Stockholders’ equity	17,069			16,796

	$129,759			$130,678

Net interest income/margin FTE basis		$866	3.02%		$872	3.05%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.46% and 0.53% for the quarters ended September 30, 2011 and June 30, 2011, respectively.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 5

Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/11			12/31/10			9/30/10
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
($ amounts in millions; yields on taxable-equivalent basis)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$305	$—	—%	$952	$1	0.42%	$1,096	$1	0.36%
Trading account assets	1,162	8	2.79	1,255	13	4.11	1,214	9	2.94
Securities:
Taxable	24,758	207	3.39	23,878	193	3.21	23,863	214	3.56
Tax-exempt	30	—	—	47	—	—	39	—	—
Loans held for sale	1,486	13	3.55	1,486	12	3.20	1,213	10	3.27
Loans, net of unearned income	82,412	875	4.31	84,108	920	4.34	85,616	926	4.29
Other interest-earning assets	4,989	6	0.49	5,188	6	0.46	4,308	6	0.55

Total interest-earning assets	115,142	1,109	3.91	116,914	1,145	3.89	117,349	1,166	3.94
Allowance for loan losses	(3,209)			(3,164)			(3,223)
Cash and due from banks	2,164			2,069			2,059
Other non-earning assets	17,115			17,515			17,544

	$131,212			$133,334			$133,729

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,837	1	0.08	$4,622	1	0.09	$4,517	1	0.09
Interest-bearing transaction accounts	13,228	7	0.21	12,690	6	0.19	13,606	7	0.20
Money market accounts	27,816	21	0.31	28,273	23	0.32	28,088	22	0.31
Time deposits	22,971	110	1.94	23,369	122	2.07	25,161	137	2.16

Total interest-bearing deposits (1)	68,852	139	0.82	68,954	152	0.87	71,372	167	0.93
Federal funds purchased and securities sold under agreements to repurchase	2,167	1	0.19	3,162	—	—	2,176	1	0.18
Other short-term borrowings	1,068	2	0.76	1,056	2	0.75	866	2	0.92
Long-term borrowings	12,891	95	2.99	14,006	105	2.97	14,878	120	3.20

Total interest-bearing liabilities	84,978	237	1.13	87,178	259	1.18	89,292	290	1.29

Net interest spread			2.78			2.71			2.65

Non-interest-bearing deposits (1)	26,405			25,688			23,706
Other liabilities	3,145			3,422			3,349
Stockholders’ equity	16,684			17,046			17,382

	$131,212			$133,334			$133,729

Net interest income/margin FTE basis		$872	3.07%		$886	3.00%		$876	2.96%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.59%, 0.64% and 0.70% for the quarters ended March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 6

Loans

	Quarter Ended
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11 vs. 6/30/11		9/30/11 vs. 9/30/10
Commercial and industrial	$24,273	$23,644	$23,149	$22,540	$21,501	$629	2.7%	$2,772	12.9%
Commercial real estate mortgage—owner-occupied	11,537	11,797	11,889	12,046	11,850	(260)	-2.2%	(313)	-2.6%
Commercial real estate construction—owner-occupied	356	377	430	470	522	(21)	-5.6%	(166)	-31.8%

Total commercial	36,166	35,818	35,468	35,056	33,873	348	1.0%	2,293	6.8%

Commercial investor real estate mortgage	10,696	11,836	12,932	13,621	14,489	(1,140)	-9.6%	(3,793)	-26.2%
Commercial investor real estate construction	1,188	1,595	1,895	2,287	2,975	(407)	-25.5%	(1,787)	-60.1%

Total investor real estate	11,884	13,431	14,827	15,908	17,464	(1,547)	-11.5%	(5,580)	-32.0%

Residential first mortgage	14,083	14,306	14,404	14,898	15,723	(223)	-1.6%	(1,640)	-10.4%
Home equity—first lien	5,954	6,011	6,100	6,213	6,278	(57)	-0.9%	(324)	-5.2%
Home equity—second lien	7,362	7,582	7,774	8,013	8,256	(220)	-2.9%	(894)	-10.8%
Indirect	1,774	1,704	1,626	1,592	1,657	70	4.1%	117	7.1%
Consumer credit card	1,024	1,134	—	—	—	(110)	-9.7%	1,024	NM
Other consumer	1,200	1,190	1,172	1,184	1,169	10	0.8%	31	2.7%

Total Loans	$79,447	$81,176	$81,371	$82,864	$84,420	$(1,729)	-2.1%	$(4,973)	-5.9%

	Average Balances
($ amounts in millions)	3Q11	2Q11	1Q11	4Q10	3Q10	3Q11 vs. 2Q11		3Q11 vs. 3Q10
Commercial and industrial	$23,953	$23,506	$22,889	$21,956	$21,313	$447	1.9%	$2,640	12.4%
Commercial real estate mortgage—owner-occupied	11,661	11,826	12,012	11,944	11,944	(165)	-1.4%	(283)	-2.4%
Commercial real estate construction—owner-occupied	375	404	438	503	516	(29)	-7.2%	(141)	-27.3%

Total commercial	35,989	35,736	35,339	34,403	33,773	253	0.7%	2,216	6.6%

Commercial investor real estate mortgage	11,395	12,607	13,393	14,223	15,090	(1,212)	-9.6%	(3,695)	-24.5%
Commercial investor real estate construction	1,411	1,805	2,100	2,649	3,477	(394)	-21.8%	(2,066)	-59.4%

Total investor real estate	12,806	14,412	15,493	16,872	18,567	(1,606)	-11.1%	(5,761)	-31.0%

Residential first mortgage	14,207	14,329	14,692	15,620	15,632	(122)	-0.9%	(1,425)	-9.1%
Home equity—first lien	6,003	6,066	6,162	6,262	6,326	(63)	-1.0%	(323)	-5.1%
Home equity—second lien	7,451	7,678	7,891	8,127	8,358	(227)	-3.0%	(907)	-10.9%
Indirect	1,755	1,681	1,628	1,606	1,776	74	4.4%	(21)	-1.2%
Consumer credit card	1,095	13	—	—	—	1,082	NM	1,095	NM
Other consumer	1,207	1,191	1,207	1,218	1,184	16	1.3%	23	1.9%

Total Loans	$80,513	$81,106	$82,412	$84,108	$85,616	$(593)	-0.7%	$(5,103)	-6.0%

Deposits

	Quarter Ended
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11 vs. 6/30/11		9/30/11 vs. 9/30/10
Customer Deposits
Interest-free deposits	$28,296	$28,148	$27,480	$25,733	$25,300	$148	0.5%	$2,996	11.8%
Interest-bearing checking	18,317	15,982	13,365	13,423	12,409	2,335	14.6%	5,908	47.6%
Savings	5,155	5,118	5,064	4,668	4,544	37	0.7%	611	13.4%
Money market—domestic	23,284	24,650	27,261	27,420	27,983	(1,366)	-5.5%	(4,699)	-16.8%
Money market—foreign	423	476	533	569	509	(53)	-11.1%	(86)	-16.9%

Low-cost deposits	75,475	74,374	73,703	71,813	70,745	1,101	1.5%	4,730	6.7%
Time deposits	20,455	21,947	22,656	22,784	24,177	(1,492)	-6.8%	(3,722)	-15.4%

Total customer deposits	95,930	96,321	96,359	94,597	94,922	(391)	-0.4%	1,008	1.1%

Corporate Treasury Deposits
Time deposits	8	10	10	17	56	(2)	-20.0%	(48)	-85.7%

Total Deposits	$95,938	$96,331	$96,369	$94,614	$94,978	$(393)	-0.4%	$960	1.0%

	Average Balances
($ amounts in millions)	3Q11	2Q11	1Q11	4Q10	3Q10	3Q11 vs. 2Q11		3Q11 vs. 3Q10
Customer Deposits
Interest-free deposits	$28,408	$27,806	$26,405	$25,688	$23,706	$602	2.2%	$4,702	19.8%
Interest-bearing checking	16,651	13,898	13,228	12,690	13,606	2,753	19.8%	3,045	22.4%
Savings	5,148	5,107	4,837	4,622	4,517	41	0.8%	631	14.0%
Money market—domestic	24,098	26,302	27,276	27,767	27,574	(2,204)	-8.4%	(3,476)	-12.6%
Money market—foreign	473	503	540	506	514	(30)	-6.0%	(41)	-8.0%

Low-cost deposits	74,778	73,616	72,286	71,273	69,917	1,162	1.6%	4,861	7.0%
Time deposits	21,359	22,496	22,956	23,347	25,100	(1,137)	-5.1%	(3,741)	-14.9%

Total customer deposits	96,137	96,112	95,242	94,620	95,017	25	0.0%	1,120	1.2%

Corporate Treasury Deposits
Time deposits	10	10	15	22	61	—	NM	(51)	-83.6%

Total Deposits	$96,147	$96,122	$95,257	$94,642	$95,078	$25	0.0%	$1,069	1.1%

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 7

Loan Portfolio Mix

Loan Portfolio Balances by Percentage

	Quarter Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Commercial and industrial	30.6%	29.1%	28.5%	27.2%	25.5%
Commercial real estate mortgage—OO	14.5%	14.5%	14.6%	14.5%	14.0%
Commercial real estate construction—OO	0.4%	0.5%	0.5%	0.6%	0.6%

Total commercial	45.5%	44.1%	43.6%	42.3%	40.1%

Commercial investor real estate mortgage	13.5%	14.6%	15.9%	16.4%	17.2%
Commercial investor real estate construction	1.5%	2.0%	2.3%	2.8%	3.5%

Total investor real estate	15.0%	16.6%	18.2%	19.2%	20.7%

Residential first mortgage	17.7%	17.6%	17.7%	18.0%	18.6%
Home equity	16.8%	16.7%	17.1%	17.2%	17.2%
Indirect	2.2%	2.1%	2.0%	1.9%	2.0%
Consumer credit card	1.3%	1.4%	0.0%	0.0%	0.0%
Other consumer	1.5%	1.5%	1.4%	1.4%	1.4%

Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

OO  =  Owner Occupied

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 8

Pre-Tax Pre-Provision Income

	Quarter Ended
						3Q11		3Q11
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	vs. 2Q11		vs. 3Q10
Net Interest Income (GAAP)	$858	$864	$863	$877	$868	$(6)	-0.7%	$(10)	-1.2%
Non-Interest Income (GAAP)	745	781	843	1,213	750	(36)	-4.6%	(5)	-0.7%

Total Revenue (GAAP)	1,603	1,645	1,706	2,090	1,618	(42)	-2.6%	(15)	-0.9%
Non-Interest Expense (GAAP)	1,066	1,198	1,167	1,266	1,163	(132)	-11.0%	(97)	-8.3%

Pre-tax Pre-provision Income (GAAP)	537	447	539	824	455	90	20.1%	82	18.0%
Adjustments:
Securities (gains) losses, net	1	(24)	(82)	(333)	(2)	25	NM	3	NM
Loss (gain) on sale of mortgage loans	—	—	3	(26)	—	—	—	—	—
Leveraged lease termination (gains) losses, net	2	—	—	(59)	—	2	—	2	—
Loss on early extinguishment of debt	—	—	—	55	—	—	—	—	—
Securities impairment, net	—	—	—	—	1	—	—	(1)	NM
Branch consolidation and equipment costs	—	77	—	—	—	(77)	—	—	—

Total adjustments	3	53	(79)	(363)	(1)	(50)	-94.3%	4	NM

Adjusted Pre-tax Pre-provision Income (non-GAAP)	$540	$500	$460	$461	$454	$40	8.0%	$86	18.9%

The Pre-Tax Pre-Provision Income table above presents computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 9

Non-Interest Income and Expense

Non-Interest Income	Quarter Ended
						3Q11		3Q11
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	vs. 2Q11		vs. 3Q10
Service charges on deposit accounts	$310	$308	$287	$290	$294	$2	0.6%	$16	5.4%
Brokerage, investment banking and capital markets	217	248	267	312	257	(31)	-12.5%	(40)	-15.6%
Mortgage income	68	50	45	51	66	18	36.0%	2	3.0%
Trust department income	49	51	50	50	49	(2)	-3.9%	—	—
Securities gains (losses), net	(1)	24	82	333	2	(25)	-104.2%	(3)	NM
Insurance income	27	25	28	25	25	2	8.0%	2	8.0%
Leveraged lease termination gains (losses), net	(2)	—	—	59	—	(2)	NM	(2)	NM
(Loss) gain on sale of mortgage loans	—	—	(3)	26	—	—	—	—	—
Other	77	75	87	67	57	2	2.7%	20	35.1%

Total non-interest income	$745	$781	$843	$1,213	$750	$(36)	-4.6%	$(5)	-0.7%

Non-Interest Expense	Quarter Ended
						3Q11		3Q11
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	vs. 2Q11		vs. 3Q10
Salaries and employee benefits	$529	$561	$594	$601	$582	$(32)	-5.7%	$(53)	-9.1%
Net occupancy expense	104	107	109	108	110	(3)	-2.8%	(6)	-5.5%
Furniture and equipment expense	77	79	77	76	75	(2)	-2.5%	2	2.7%
Professional and legal fees	64	61	81	92	71	3	4.9%	(7)	-9.9%
Amortization of core deposit intangible	23	24	25	26	27	(1)	-4.2%	(4)	-14.8%
Other real estate owned expense	48	37	39	61	65	11	29.7%	(17)	-26.2%
FDIC premiums	47	72	52	52	51	(25)	-34.7%	(4)	-7.8%
Marketing expense	15	17	13	14	22	(2)	-11.8%	(7)	-31.8%
Branch consolidation and property and equipment charges	—	77	—	—	—	(77)	-100.0%	—	—
Loss on early extinguishment of debt	—	—	—	55	—	—	NM	—	NM
Other	159	163	177	181	159	(4)	-2.5%	—	0.0%

Total non-interest expense	$1,066	$1,198	$1,167	$1,266	$1,162	$(132)	-11.0%	$(96)	-8.3%

•

Non-interest income decreased $36 million, however $25 million of the decline was driven by lower securities gains and $2 million was due to leveraged lease termination losses. On an adjusted basis, non-interest income declined $10 million or 1% linked quarter, and was generally flat year-over-year.

•

Brokerage, investment banking and capital markets income decreased $31 million to $217 million, reflecting pressure from the volatility in the markets during the quarter. Non-interest income was negatively impacted by a deferred compensation adjustment. Under the plan, selected employees’ deferred compensation is based on the performance of underlying investments these employees have selected. As overall market conditions deteriorated in 3Q11, non-interest income was negatively impacted $23 million. It should be noted that the corresponding deferred compensation liability was also impacted, resulting in a $19 million decrease in overall benefits expense. Accordingly, the negative impact on non-interest income is largely offset by lower salaries and benefits expense.

•

Service charges increased $2 million linked quarter, reflecting higher overdraft/NSF fees. The ongoing restructuring of checking accounts to fee-eligible has aided in the continued strength in service charges income.

•

Mortgage income increased $18 million linked quarter, primarily reflecting higher origination volume, which increased 9% linked quarter and totaled $1.5 billion dollars. Within mortgage income, the MSR and related hedges had no impact to mortgage income in 3Q11 which compared to a $2 million loss in 2Q11.

•

Non-interest expenses decreased 11% linked quarter, however after adjusting for prior quarter’s $77 million in charges related to branch consolidation and property and equipment charges, non-interest expenses declined 5%, and reflected lower salaries and benefits expense and a reduction in FDIC premiums.

•	Salaries and benefits expense decreased 6% linked quarter, driven by lower benefits related to deferred compensation as discussed above and a decline in headcount.

•	Other real estate owned expense rose $11 million linked quarter to $48 million, reflecting an increase in valuation adjustments.

•	FDIC premiums decreased $25 million linked quarter to $47 million. Going forward, the company expects FDIC premium expense to be approximately $50 million a quarter.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 10

Morgan Keegan Financial Highlights

Summary Income Statement (1)

	Quarter Ended
						3Q11		3Q11
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	vs. 2Q11		vs. 3Q10
Net interest income (3)	$16	$16	$15	$21	$15	$—	—	$1	6.7%
Non-interest income	280	296	314	342	309	(16)	(0)	(29)	-9.4%
Non-interest expense	254	286	273	320	289	(32)	(0)	(35)	-12.1%
Regulatory charge	—	—	—	—	—	—	NM	—	NM

Pre-tax Income	42	26	56	43	35	16	62%	7	20.0%
Income tax expense (benefit)	16	(34)	25	26	13	50	NM	3	23.1%

Net income (loss)	$26	$60	$31	$17	$22	(34)	-57%	4	18.2%

Breakout of Revenue by Division (2)

		Fixed-
		Income	Equity		Regions
	Private	Capital	Capital	Investment	MK	Asset	Interest
($ amounts in millions)	Client	Markets	Markets	Banking	Trust	Management	& Other (4)
Three months ended
September 30, 2011
$ amount of revenue	$117	$77	$14	$36	$55	$4	$(5)
% of gross revenue	39.3%	25.8%	4.7%	12.1%	18.5%	1.3%	-1.7%

Three months ended
June 30, 2011
$ amount of revenue	$117	$71	$14	$37	$61	$5	$9
% of gross revenue	37.3%	22.6%	4.5%	11.8%	19.4%	1.6%	2.8%

Nine Months Ended
September 30, 2011
$ amount of revenue	$359	$214	$44	$103	$172	$12	$41
% of gross revenue	38.0%	22.6%	4.7%	10.9%	18.2%	1.3%	4.3%

Nine Months Ended
September 30, 2010
$ amount of revenue	$352	$240	$40	$94	$155	$12	$59
% of gross revenue	37.0%	25.2%	4.2%	9.9%	16.3%	1.3%	6.1%

•	Fixed Income Capital Markets benefited from both the volatility in the markets along with the Federal Reserve’s large-scale asset purchase program or “Operation Twist”, which resulted in a sharp decline in long-term interest rates in the third quarter.

(1)	Certain amounts in the prior periods have been reclassified to reflect the current period presentation
(2)	“Breakout of Revenue by Division” has been adjusted to reflect changes in the company’s reporting structure
(3)	Net interest income in the Summary Income Statement is illustrated on a net basis, whereas in the Breakout of Revenue by Division, revenue is illustrated on a gross basis. In the Summary Income Statement, 3Q11 and 2Q11 exclude $2 million each quarter of gross interest income, 1Q11 and 4Q10 exclude $4 million each quarter of gross interest income and 3Q10 excludes $3 million of gross interest income.
(4)	3Q11 includes the negative impact of deferred compensation related adjustment to income reflecting the volatility in the markets. This impact is offset by lower employee benefits expenses, and therefore has no material impact to pre-tax income.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 11

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Allowance for credit losses (ACL)	$3,050	$3,204	$3,264	$3,256	$3,256
Allowance allocated to purchased loans	—	84	—	—	—
Provision for loan losses	355	398	482	682	760
Provision for unfunded credit losses	2	6	7	—	—
Net loans charged-off:
Commercial and industrial	72	49	72	128	89
Commercial real estate mortgage—owner-occupied	62	43	66	80	64
Commercial real estate construction—owner-occupied	2	1	4	4	3

Total commercial	136	93	142	212	156
Commercial investor real estate mortgage	167	247	132	202	254
Commercial investor real estate construction	52	56	42	99	171

Total investor real estate	219	303	174	301	425
Residential first mortgage	59	55	56	56	58
Home equity—first lien	19	17	22	20	23
Home equity—second lien	60	66	72	72	79
Indirect	2	3	4	4	3
Consumer credit card	1	—	—	—	—
Other consumer	15	11	11	17	15

Total	511	$548	$481	$682	$759

Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	1.19%	0.85%	1.27%	2.31%	1.66%
Commercial real estate mortgage—owner-occupied	2.13%	1.45%	2.23%	2.64%	2.12%
Commercial real estate construction—owner-occupied	2.01%	1.08%	3.74%	3.54%	1.95%

Total commercial	1.50%	1.05%	1.63%	2.44%	1.83%
Commercial investor real estate mortgage	5.81%	7.85%	4.00%	5.63%	6.67%
Commercial investor real estate construction	14.45%	12.56%	8.07%	14.91%	19.57%

Total investor real estate	6.76%	8.44%	4.56%	7.09%	9.09%
Residential first mortgage	1.64%	1.54%	1.55%	1.42%	1.48%
Home equity—first lien	1.26%	1.11%	1.47%	1.26%	1.45%
Home equity—second lien	3.21%	3.46%	3.68%	3.52%	3.72%
Indirect	0.64%	0.57%	1.05%	1.09%	0.64%
Consumer credit card	0.42%	—	—	—	—
Other consumer	4.93%	3.70%	3.70%	5.54%	5.03%

Total	2.52%	2.71%	2.37%	3.22%	3.52%

Non-accrual loans, excluding loans held for sale	$2,710	$2,784	$3,087	$3,160	$3,372
Non-performing loans held for sale	344	381	381	304	393

Non-accrual loans, including loans held for sale	$3,054	$3,165	$3,468	$3,464	$3,765
Foreclosed properties	337	437	465	454	461

Non-performing assets (NPAs)	$3,391	$3,602	$3,933	$3,918	$4,226

Loans past due > 90 days	$412	$483	$527	$585	$593

Restructured loans not included in categories above (1)	2,817	$1,664	$1,553	$1,483	$1,299

Credit Ratios:
ACL/Loans, net	3.84%	3.95%	4.01%	3.93%	3.86%
ALL/Loans, net	3.73%	3.84%	3.92%	3.84%	3.77%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.09x	1.12x	1.03x	1.01x	0.94x
Non-accrual loans, excluding loans held for sale/Loans	3.41%	3.43%	3.79%	3.81%	3.99%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	4.23%	4.39%	4.78%	4.69%	4.96%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	4.75%	4.98%	5.42%	5.38%	5.65%

Allowance for Credit Losses

	Quarter Ended
($ amounts in millions)	9/30/11	9/30/10
Components:
Allowance for loan losses	$2,964	$3,185
Reserve for unfunded credit commitments	86	71

Allowance for credit losses	$3,050	$3,256

(1)	See page 12 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 12

Troubled Debt Restructurings

	Quarter Ended
(in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Current:
Commercial	$437	$62	$66	$70	$23
Investor Real Estate	923	257	193	152	150
Residential First Mortgage	774	760	737	696	613
Home Equity	373	352	328	305	285
Other Consumer	54	58	59	59	61

Total Current	$2,561	$1,489	$1,383	$1,282	$1,132

Accruing 30-89 DPD:
Commercial	$39	$7	$6	$7	$—
Investor Real Estate	67	16	15	40	—
Residential First Mortgage	114	116	117	117	133
Home Equity	30	31	27	30	29
Other Consumer	6	5	5	7	5

Total Accruing 30-89 DPD	$256	$175	$170	$201	$167

Non-accrual or 90+ DPD:
Commercial	$373	$164	$120	$105	$71
Investor Real Estate	475	200	230	198	159
Residential First Mortgage	214	207	221	240	222
Home Equity	30	29	28	30	26
Other Consumer	1	—	1	—	—

Total Non-accrual or 90+DPD	$1,093	$600	$600	$573	$478

Total TDRs	$3,910	$2,264	$2,153	$2,056	$1,777

Business Services Criticized Loan Summary By TDR Status

The tables below present a summary of Business Services loans by risk rating category and by portfolio segment. The line items titled “TDRs newly identified under policy change” represent newly identified TDRs as a result of implementation during 3Q11 of clarified accounting guidance. Consumer loans were not impacted.

	Quarter Ended 9/30/11
(in millions)	Special Mention	Substandard Accrual	Non-Accrual	Total
Commercial
TDRs newly identified under policy change	$52	$333	$220	$605
TDRs under existing policy	6	71	151	228
All Other Commercial (not TDRs)	696	788	822	2,306

	$754	$1,192	$1,193	$3,139

Investor Real Estate
TDRs newly identified under policy change	$46	$751	$270	$1,067
TDRs under existing policy	9	118	204	331
All Other Investor Real Estate (not TDRs)	1,088	1,029	651	2,768

	$1,143	$1,898	$1,125	$4,166

Note: As of September 30, 2011 there were $16 million accruing Commercial TDRs that were “Pass” rated and $67 million accruing Investor Real Estate TDRs that were “Pass” rated, that are not illustrated in the table above.

	Quarter Ended 6/30/11
	Special Mention	Substandard Accrual	Non-Accrual	Total
Commercial
TDRs newly identified under policy change	$—	$—	$—	$—
TDRs under existing policy	5	55	163	223
All Other Commercial (not TDRs)	714	1,257	1,077	3,048

	$719	$1,312	$1,240	$3,271

Investor Real Estate
TDRs newly identified under policy change	$—	$—	$—	$—
TDRs under existing policy	21	203	199	423
All Other Investor Real Estate (not TDRs)	1,335	1,878	992	4,205

	$1,356	$2,081	$1,191	$4,628

Note: As of September 30, 2011 there were $10 million accruing Commercial TDRs that were “Pass” rated and $50 million accruing Investor Real Estate TDRs that were “Pass” rated, that are not illustrated in the table above.

• As the majority of the increase in total TDRs were risk rated special mention or substandard accruing, the associated credit risk had already been factored into the calculation of the allowance for loan losses. Accordingly, there was no material impact to the company’s overall loan loss allowance during 3Q11 resulting from the increased TDRs.

• Regions has a high level of renewal activity due to the company’s strategy to keep loan maturities short, in order to maintain leverage in negotiations with customers.

• Regions often increases or at least maintains the same interest rate and frequently receives consideration in exchange for modifying these loans.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 13

Gross and Net NPA Migration

	Quarter Ended
($ in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Beginning Non-Performing Assets (1)	$3,602	$3,933	$3,918	$4,226	$4,275

Additions	$822	$619	$816	$1,021	$1,410
Resolutions (2)	(260)	(224)	(214)	(348)	(255)
Charge-Offs / OREO Write-Downs	(384)	(362)	(368)	(576)	(497)
Home Equity Reclassification (3)	56	—	—	—	—

Net Additions	234	33	234	97	658

Non-Accrual Asset Sales	(299)	(226)	(106)	(309)	(511)
OREO Sales	(146)	(138)	(113)	(96)	(196)

Ending Non-Performing Assets (1)	3,391	3,602	3,933	3,918	4,226

Change Versus Previous Quarter	($211)	($331)	$15	($308)	($49)

(1)	Includes Loans Held for Sale
(2)	Includes payments and returned to accruals
(3)

Beginning in 3Q11, credit policy on home equity lines and loans in second lien position changed such that they are placed on non-accrual by the end of the month in which the loan becomes 120 days past due. Prior policy required all real estate secured loans to be placed on non-accrual by the end of the month in which the loan becomes 180 days past due unless the loan is fully secured and in process of collection. The effect of the reclassification was to increase non-accrual loans and to decrease 90 days past due loans.

Credit Costs

	Quarter Ended
(in millions)	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Net Charge-offs

Investor Real Estate (IRE)	$60	$99	$84	$205	$205
Commercial	100	91	126	197	143
Consumer Real Estate	134	138	150	148	160
Other Consumer	19	13	15	21	18
Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	313	341	375	571	526

Sales/Transfer to HFS	198	207	106	111	233

Total Net Charge-offs	511	548	481	682	759

Net Loss / (Gain)—HFS Sales	(2)	(1)	—	(7)	(2)
HFS Write-downs (4)	2	5	2	21	7
OREO expense	48	37	39	61	65

Total Credit Costs before Reserve Reduction	559	589	522	757	829

Reserve Increase / (Reduction)	(156)	(150)	1	0	1

Total Credit Costs after Reserve Reduction	403	439	523	757	830

(4)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 14

Early and Late Stage Delinquencies

30-89 Days Past Due Loans

	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000
	Quarter Ended
($ millions)	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10
Commercial and Industrial	$87	0.36%	$118	0.50%	$104	0.45%	$103	0.45%	$129	0.60%
Commercial Real Estate Mortgage—OO	87	0.76%	71	0.60%	99	0.83%	101	0.84%	106	0.90%
Commercial Real Estate Construction—OO	1	0.20%	2	0.56%	2	0.44%	3	0.61%	2	0.42%

Total Commercial	$175	0.48%	$191	0.53%	$205	0.58%	$207	0.59%	$237	0.70%

Commercial Investor Real Estate Mortgage	126	1.18%	146	1.23%	332	2.57%	211	1.55%	272	1.88%
Commercial Investor Real Estate Construction	17	1.42%	25	1.57%	35	1.86%	42	1.83%	47	1.58%

Total Investor Real Estate	$143	1.21%	$171	1.27%	$367	2.48%	$253	1.59%	$319	1.83%

Residential First Mortgage	269	1.91%	265	1.85%	277	1.92%	303	2.03%	329	2.09%
Home Equity	180	1.36%	168	1.23%	185	1.33%	224	1.58%	222	1.53%
Direct	12	1.44%	12	1.39%	11	1.27%	16	1.97%	14	1.66%
Indirect	30	1.66%	25	1.44%	27	1.69%	37	2.30%	34	2.08%
Consumer Credit Card	14	1.40%	11	1.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	12	3.46%	10	3.10%	9	2.57%	12	3.33%	13	3.71%

Total Consumer	$517	1.65%	$491	1.54%	$509	1.64%	$592	1.86%	$612	1.85%

Total 30-89 Days Past Due Loans	$835	1.05%	$853	1.05%	$1,081	1.33%	$1,052	1.27%	$1,168	1.38%

90+ Days Past Due Loans

	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000
	Quarter Ended
($ millions)	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10
Commercial & Industrial	$10	0.04%	$7	0.03%	$10	0.04%	$9	0.04%	$5	0.03%
Commercial Real Estate Mortgage—OO	6	0.05%	11	0.09%	8	0.07%	6	0.05%	6	0.05%
Commercial Real Estate Construction—OO	—	0.00%	—	0.05%	—	0.09%	1	0.12%	—	0.00%

Total Commercial	$16	0.04%	$18	0.05%	$18	0.05%	$16	0.05%	$11	0.03%

Commercial Investor Real Estate Mortgage	9	0.08%	5	0.04%	13	0.10%	5	0.04%	6	0.04%
Commercial Investor Real Estate Construction	—	0.01%	—	0.02%	1	0.04%	1	0.04%	2	0.05%

Total Investor Real Estate	$9	0.07%	$5	0.04%	$14	0.09%	$6	0.04%	$8	0.04%

Residential First Mortgage	291	2.06%	296	2.07%	315	2.18%	359	2.41%	369	2.35%
Home Equity (1)	81	0.61%	158	1.16%	174	1.26%	198	1.39%	198	1.36%
Direct	2	0.19%	1	0.16%	1	0.13%	1	0.13%	2	0.21%
Indirect	1	0.08%	2	0.10%	2	0.13%	2	0.13%	2	0.14%
Consumer Credit Card	10	1.03%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	2	0.50%	3	0.79%	3	0.86%	3	0.88%	3	0.79%

Total Consumer	$387	1.23%	$460	1.44%	$495	1.59%	$563	1.76%	$574	1.74%

Total 90+ Days Past Due Loans	$412	0.52%	$483	0.60%	$527	0.65%	$585	0.71%	$593	0.70%

OO = Owner Occupied

(1)	Refer to page 13 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 15

Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ millions)	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10
Commercial and Industrial	$498	2.05%	$525	2.22%	$446	1.93%	$467	2.07%	$502	2.33%
Commercial Real Estate Mortgage—OO	668	5.79%	687	5.82%	648	5.45%	606	5.03%	616	5.20%
Commercial Real Estate Construction—OO	27	7.68%	28	7.57%	31	7.20%	29	6.19%	35	6.65%

Total Commercial	$1,193	3.30%	$1,240	3.46%	$1,125	3.17%	$1,102	3.14%	$1,153	3.40%

Commercial Investor Real Estate Mortgage	829	7.75%	820	6.93%	1,142	8.83%	1,265	9.28%	1,347	9.30%
Commercial Investor Real Estate Construction	296	24.93%	371	23.25%	448	23.64%	452	19.76%	561	18.87%

Total Investor Real Estate	$1,125	9.46%	$1,191	8.87%	$1,590	10.73%	$1,717	10.79%	$1,908	10.93%

Residential First Mortgage	261	1.85%	288	2.01%	303	2.10%	285	1.92%	267	1.70%
Home Equity (1)	131	0.98%	65	0.48%	69	0.50%	56	0.40%	44	0.30%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Consumer Credit Card	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	$392	1.25%	$353	1.11%	$372	1.20%	$341	1.07%	$311	0.94%

Total Non-Accrual Loans	$2,710	3.41%	$2,784	3.43%	$3,087	3.79%	$3,160	3.81%	$3,372	3.99%

Change versus previous quarter	(74)		(303)		(73)		(212)		(101)

OO = Owner Occupied

(1)	Refer to page 13 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 16

Residential Lending Net Charge-off Analysis

		Quarter Ended
		9/30/11					6/30/11
		First Liens			Junior Liens	Total (1)	First Liens			Junior Liens	Total
($ in millions)		Residential Mortgage	Home Equity	Total	Home Equity		Residential Mortgage	Home Equity	Total	Home Equity
Florida	Net Charge-off %*	2.94%	2.13%	2.72%	5.59%	3.53%	2.88%	2.05%	2.65%	6.10%	3.64%
	$ Losses	$39.8	$10.8	$50.6	$41.0	$91.6	$39.0	$10.4	$49.4	$45.8	$95.2
	Balance	$5,324.3	$1,987.2	$7,311.5	$2,877.9	$10,189.4	$5,413.1	$2,014.9	$7,428.0	$2,967.5	$10,395.5
	Original LTV	71.7%	65.5%		75.9%		71.6%	65.4%		75.7%

All Other	Net Charge-off %*	0.84%	0.83%	0.84%	1.68%	1.06%	0.72%	0.64%	0.70%	1.76%	0.98%
States	$ Losses	$18.8	$8.3	$27.1	$19.3	$46.4	$16.1	$6.5	$22.6	$20.5	$43.1
	Balance	$8,758.5	$3,966.6	$12,725.1	$4,484.8	$17,209.9	$8,893.1	$3,996.2	$12,889.3	$4,614.1	$17,503.4
	Original LTV	74.0%	66.7%		79.3%		73.8%	66.8%		79.3%

Totals	Net Charge-off %*	1.64%	1.26%	1.53%	3.21%	1.98%	1.54%	1.11%	1.41%	3.46%	1.97%
	$ Losses	$58.6	$19.1	$77.7	$60.3	$138.0	$55.1	$16.9	$72.0	$66.3	$138.3
	Balance	$14,082.8	$5,953.8	$20,036.6	$7,362.7	$27,399.3	$14,306.2	$6,011.1	$20,317.3	$7,581.6	$27,898.9
	Original LTV	73.2%	66.3%		77.9%		73.0%	66.3%		77.8%

•	22% Florida junior lien concentration driving results

•	Junior lien, Florida net charge-offs represent 52% of 3Q11 net charge-offs but just 22% of Home Equity outstanding balances.

•	Net Home Equity charge-offs in Florida approximately 3.5 times non-Florida net charge-off rate

•	Home Equity origination quality solid with an average FICO of 773 and an average LTV of 61%; Property value declines driving losses

(1)	Total loans include first liens on residential first mortgage and home equity, as well as junior liens on home equity
Notes:	* Recoveries are pro-rated based on charge-off balances.
*	Balances shown on an ending basis. Net loss rates calculated using average balances
*	Original LTVs shown for current period only; prior period LTVs not materially different

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 17

Investor Real Estate Analysis

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 18

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 19

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures, excluding regulatory charge related tax benefit (non-GAAP). The regulatory charge related tax benefit is included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the regulatory charge related tax benefit in expressing earnings and certain other financial measures, including “earnings (loss) per common share, excluding regulatory charge related tax benefit”, “return on average assets, excluding regulatory charge related tax benefit” and “return on average tangible common stockholders’ equity, excluding regulatory charge and related tax benefit” (explained on next page) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business because management does not consider the regulatory charge and related tax benefit to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies and procedures in place to identify and address expenses that qualify for non-GAAP presentation, including authorization and system controls to ensure accurate period to period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the regulatory charge and related tax benefit does not represent the amount that effectively accrues directly to stockholders (i.e. the regulatory charge is a reduction in earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Income (loss):
Net income (loss) (GAAP)		$155	$109	$69	$89	$(155)
Preferred dividends and accretion (GAAP)		(54)	(54)	(52)	(53)	(54)

Net income (loss) available to common shareholders (GAAP)	A	$101	$55	$17	$36	$(209)

Net income (loss) available to common shareholders (GAAP)		$101	$55	$17	$36	$(209)
Regulatory charge related tax benefit (1)		—	(44)	—	—	—

Income (loss) available to common shareholders, excluding regulatory charge related tax benefit (non-GAAP)	B	$101	$11	$17	$36	$(209)

Weighted-average diluted shares	C	1,261	1,260	1,259	1,259	1,257
Earnings (loss) per common share—diluted (GAAP)	A/C	$0.08	$0.04	$0.01	$0.03	$(0.17)
Earnings (loss) per common share, excluding regulatory charge related tax benefit—diluted (non-GAAP)	B/C	$0.08	$0.01	$0.01	$0.03	$(0.17)

(1)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. The settlement was finalized during the second quarter of 2011. At the time of settlement, Regions had better information related to tax implications. Approximately $125 million of the settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced Regions’ provision for income taxes. The schedule above reduces net income available to common shareholders (GAAP) for the quarter ended June 30, 2011 by the related federal income tax benefit to arrive at the non-GAAP measure.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 20

Reconciliation to GAAP Financial Measures

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses the efficiency ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income (GAAP) are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
($ amounts in millions)		9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Non-interest expense (GAAP)		$1,066	$1,198	$1,167	$1,266	$1,163
Adjustments:
Loss on early extinguishment of debt		—	—	—	(55)	—
Securities impairment, net		—	—	—	—	(1)
Branch consolidation and property and equipment charges		—	(77)	—	—	—

Adjusted non-interest expense (non-GAAP)	D	$1,066	$1,121	$1,167	$1,211	$1,162

Net interest income, taxable-equivalent basis (GAAP)		$866	$872	$872	$886	$876

Non-interest income (GAAP)		745	781	843	1,213	750
Adjustments:
Securities (gains) losses, net		1	(24)	(82)	(333)	(2)
Leveraged lease termination (gains) losses, net		2	—	—	(59)	—
Loss (gain) on sale of mortgage loans		—	—	3	(26)	—

Adjusted non-interest income (non-GAAP)		748	757	764	795	748

Adjusted total revenue (non-GAAP)	E	$1,614	$1,629	$1,636	$1,681	$1,624

Efficiency ratio (non-GAAP)	D/E	66.0%	68.8%	71.3%	72.0%	71.6%

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 21

Reconciliation to GAAP Financial Measures

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program (“SCAP”), these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	F	$129,759	$130,678	$131,212	$133,334	$133,729

Return on average assets (GAAP) (1)	A/F	0.31%	0.17%	0.05%	0.11%	(0.62%)

Return on average assets, excluding regulatory charge related tax benefit (non-GAAP) (1)	B/F	0.31%	0.03%	0.05%	0.11%	(0.62%)

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$17,069	$16,796	$16,684	$17,046	$17,382
Less: Average intangible assets (GAAP)		5,998	5,909	5,935	5,961	5,989
Average deferred tax liability related to intangibles (GAAP)		(224)	(230)	(237)	(243)	(250)
Average preferred equity (GAAP)		3,402	3,392	3,383	3,374	3,364

Average tangible common stockholders’ equity (non-GAAP)	G	$7,893	$7,725	$7,603	$7,954	$8,279

Return on average tangible common stockholders’ equity (GAAP) (1)	A/G	5.05%	2.88%	0.89%	1.78%	(10.00%)

Return on average tangible common stockholders’ equity, excluding regulatory charge related tax benefit (non-GAAP) (1)	B/G	5.05%	0.57%	0.89%	1.78%	(10.00%)

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$17,263	$16,888	$16,619	$16,734	$17,163
Less: Preferred equity (GAAP)		3,409	3,399	3,389	3,380	3,370
Intangible assets (GAAP)		6,039	5,981	5,919	5,946	5,975
Deferred tax liability related to intangibles (GAAP)		(220)	(227)	(233)	(240)	(246)

Tangible common stockholders’ equity (non-GAAP)	H	$8,035	$7,735	$7,544	$7,648	$8,064
Total assets (GAAP)		$129,762	$130,908	$131,756	$132,351	$133,498
Less: Intangible assets (GAAP)		6,039	5,981	5,919	5,946	5,975
Deferred tax liability related to intangibles (GAAP)		(220)	(227)	(233)	(240)	(246)

Tangible assets (non-GAAP)	I	$123,943	$125,154	$126,070	$126,645	$127,769
Shares outstanding—end of quarter	J	1,259	1,259	1,256	1,256	1,256
Tangible common stockholders’ equity to tangible assets (non-GAAP)	H/I	6.48%	6.18%	5.98%	6.04%	6.31%
Tangible common book value per share (non-GAAP)	H/J	$6.38	$6.15	$6.00	$6.09	$6.42

TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$17,263	$16,888	$16,619	$16,734	$17,163
Accumulated other comprehensive (income) loss		(92)	177	387	260	(208)
Non-qualifying goodwill and intangibles		(5,649)	(5,668)	(5,686)	(5,706)	(5,729)
Disallowed deferred tax assets		(506)	(498)	(463)	(424)	(427)
Disallowed servicing assets		(35)	(35)	(28)	(27)	(20)
Qualifying non-controlling interests		92	92	92	92	92
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$11,919	$11,802	$11,767	$11,775	$11,717
Qualifying non-controlling interests		(92)	(92)	(92)	(92)	(92)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,409)	(3,399)	(3,389)	(3,380)	(3,370)

Tier 1 common equity (non-GAAP)	K	$7,572	$7,465	$7,440	$7,457	$7,409
Risk-weighted assets (regulatory)	L	92,791	93,865	93,929	94,966	97,088
Tier 1 common risk-based ratio (non-GAAP)	K/L	8.2%	7.9%	7.9%	7.9%	7.6%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amount and the resulting ratio is estimated

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 22

Reconciliation to GAAP Financial Measures

The following tables provide calculations of Tier 1 capital and Tier 1 common, based on Regions’ current understanding of Basel III requirements. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. When implemented by U.S. bank regulatory agencies and fully phased-in, Basel III will change capital requirements and place greater emphasis on common equity. Implementation of Basel III will begin on January 1, 2013, and will be phased in over a multi-year period. The U.S. bank regulatory agencies have not yet finalized regulations governing the implementation of Basel III. Accordingly, the calculations provided below are estimates, based on Regions’ current understanding of the framework, including the Company’s reading of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as the regulations are finalized. Because the Basel III implementation regulations are not formally defined by GAAP and have not yet been finalized and codified, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

($ amounts in millions)	9/30/11
Stockholders’ equity (GAAP)	$17,263
Non-qualifying goodwill and intangibles (1)	(5,820)
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments	(809)

$10,634
Qualifying non-controlling interests	4

Basel III Tier 1 Capital (non-GAAP)	$10,638

Basel III Tier 1 Capital (non-GAAP)	$10,638

Preferred Stock	(3,409)
Qualifying non-controlling interests	(4)

Basel III Tier 1 Common (non-GAAP)	$7,225

Basel I risk-weighted assets	92,791
Basel III risk-weighted assets (2)	94,389

		Minimum
Basel III Tier 1 Capital Ratio	11.3%	8.5%
Basel III Tier 1 Common Ratio	7.7%	7.0%

(1)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(2)	Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries Financial Supplement to Third Quarter 2011 Earnings Release	Page 23

Forward-Looking Statements

This supplement may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law on July 21, 2010 and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity issues in the banking system. Proposed rules, including those that are part of the Basel III process, could require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

Regions’ ability to mitigate the impact of the Dodd-Frank Act on debit interchange fees through revenue enhancements and other revenue measures, which will depend on various factors, including the acceptance by our customers of modified fee structures for Regions’ products and services.

•

The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock and warrant issued under TARP including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•

Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 as on file with the Securities and Exchange Commission.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551